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                                                                    Exhibit 99.3

            GUIDELINES FOR CERTIFICATION OF TAXPAYER IDENTIFICATION
                         NUMBER ON SUBSTITUTE FORM W-9

Guidelines for Determining the Proper Identification Number for the Payee (You) to Give the Payer. -- Social security numbers have nine digits separated by two hyphens: i.e., 000-00-0000. Employee identification numbers have nine digits separated by only one hyphen: i.e., 00-0000000. The table below will help determine the number to give the payer. All "Section" references are to the Internal Revenue Code of 1986, as amended. "IRS" is the Internal Revenue Service.



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                            Give the social security
 For this type of account:  number of --
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 1. Individual              The individual
 2. Two or more             The actual owner of the
    individuals (joint      account or, ifcombined
    account)                funds, the first
                            individual onthe
                            account/1/
 3. Custodian account of    The minor/2/
    a minor (Uniform Gift
    to Minors Act)
 4. a. The usual            The grantor-trustee/1/
    revocable savings
    trust account
    (grantor is also
    trustee)
    b. So-called trust      The actual owner/1/
    account that is not a
    legal or valid trust
    under state law
 5. Sole proprietorship     The owner/3/
 6. A valid trust,          The legal entity/4/
    estate, or pension
    trust
 7. Corporate               The corporation
 8. Association, club,      The organization
    religious,
    charitable,
    educational, or other
    tax-exempt
    organization account
 9. Partnership             The partnership
10. A broker or             The broker or nominee
    registered nominee
11. Account with the        The public entity
    Department of
    Agriculture in the
    name of a public
    entity (such as a
    state or local
    government, school
    district, or prison)
    that receives
    agricultural program
    payments
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/1/ List first and circle the name of the person whose number you furnish. If only one person on a joint account has a social security number, that person's number must be furnished.
/2/ Circle the minor's name and furnish the minor's social security number.
/3/ You must show your individual name, but you may also enter your business or "doing business as" name. You may use either your social security number or your employer identification number (if you have one).
/4/ List first and circle the name of the legal trust, estate, or pension trust. (Do not furnish the taxpayer identification number of the personal representative or trustee unless the legal entity itself is not designated in the account title.)

NOTE: If no name is circled when there is more than one name, the number will be considered to be that of the first name listed.
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Obtaining a Number

If you don't have a taxpayer identification number or you don't know your number, obtain Form SS-5. Application for a Social Security Card, at the local Social Administration office, or Form SS-4, Application for Employer Identification Number, by calling 1 (800) TAX-FORM, and apply for a number.

Payees Exempt from Backup Withholding

Payees specifically exempted from backup withholding on all dividend and interest payments and on broker transactions include the following:
 . A corporation.
 . A financial institution.
 . An organization exempt from tax under Section 501(a), an individual retirement account (IRA), or a custodial account under Section 403(b)(7), if the account satisfies the requirements of Section 401(f)(2).
 . The United States or a state thereof, the District of Columbia, a possession of the United States, or a political subdivision or wholly-owned agency or instrumentality of any one or more of the foregoing.
 . An international organization or any agency or instrumentality thereof.
 . A foreign government and any political subdivision, agency or instrumentality thereof.
 . A registered dealer in securities or commodities registered in the United
  States, the District of Columbia, or a possession of the United States.
 . A real estate investment trust.
 . A common trust fund operated by a bank under Section 584(a).
 . An entity registered at all times during the tax year under the Investment
  Company Act of 1940.
 . A foreign central bank of issue.
 . An exempt charitable remainder trust, or a non-exempt trust described in section 4947(a)(1).

Payments of dividends and patronage dividends not generally subject to backup withholding include the following:
 . Payments to nonresident aliens subject to withholding under Section 1441. . Payments to partnerships not engaged in a trade or business in the United
  States and which have at least one nonresident alien partner.
 . Payments of patronage dividends not paid in money.
 . Payments made by certain foreign organizations.
 . Section 404(k) payments made by an ESOP.

Payments of interest generally exempt from backup withholding include:
 . Payments of interest on obligations issued by individuals. NOTE: You may be subject to backup withholding if this interest is $600 or more and you have not provided your correct taxpayer identification number to the payer.
 . Payments of tax-exempt interest (including exempt-interest dividends under
  Section 852).
 . Payments described in Section 6049(b)(5) to nonresident aliens.
 . Payments on tax-free covenant bonds under Section 1451.
 . Payments made by certain foreign organizations.
 . Payments made to a nominee.

Exempt payees described above must file Form W-9 or a substitute form W-9 to avoid possible erroneous backup withholding. File this form with the payer, furnish your Taxpayer Identification Number, write "EXEMPT" across the face of the form, and return it to the payer.

Certain payments, other than payments of interest, dividends, and patronage dividends, that are exempt from information reporting are also exempt from backup withholding. For details, see sections 6041, 6041A, 6042, 6044, 6045, 6050A and 6050N and the regulations thereunder.

Privacy Act Notice. -- Section 6109 requires you to provide your correct taxpayer identification number to payers, who must report the payments to the IRS. The IRS uses the number for identification purposes and may also provide this information to various government agencies for tax enforcement or litigation purposes. Payers must be given the numbers whether or not recipients are required to file tax returns. Payers must generally withhold 31% of taxable interest, dividend, and certain other payments to a payee who does not furnish a taxpayer identification number to payer. Certain penalties may also apply.

Penalties

(1) Penalty For Failure to Furnish Taxpayer Identification Number. -- If you fail to furnish your taxpayer identification number to a payer, you are subject to a penalty of $50 for each such failure unless your failure is due to reasonable cause and not to willful neglect.
(2) Civil Penalty for False Information With Respect to Withholding. -- If you make a false statement with no reasonable basis which results in no backup withholding, you are subject to a $500 penalty.
(3) Criminal Penalty for Falsifying Information. -- Willfully falsifying certifications or affirmations may subject you to criminal penalties including fines and/or imprisonment.
(4) Misuse of Taxpayer Identification Numbers. -- If the payer discloses or uses taxpayer identification numbers in violation of Federal law, the payer may be subject to civil and criminal penalties.

FOR ADDITIONAL INFORMATION CONTACT YOUR TAX CONSULTANT OR THE INTERNAL REVENUE
                                   SERVICE.

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PAYOR'S NAME: _________________________________________________________________

                                    Part 1 - PLEASE PROVIDE YOUR TIN AT
SUBSTITUTE                          THE BOX AT RIGHT AND CERTIFY BY               ----------------------------------------
Form W-9                            SIGNING AND DATING BELOW.                         Social Security Number
Department of the
Treasury                                                                                        or
Internal Revenue Service
                                                                                  ----------------------------------------
Payor's Request                                                                   Employer Identification Number
for Taxpayer
Identification
Number (TIN)
                                    ---------------------------------------------------------------------------------------
                                    Part 3 - Awaiting TIN [_]
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Part 2 - Certification - Under the penalties of perjury, I certify that:

(1) The number shown on this form is my correct Taxpayer Identification Number (or I am waiting for a number to be issued to me), and

(2) I am not subject to backup withholding either because (a) I am exempt from backup withholding, or (b) I have not been notified by the Internal Revenue Service (the "IRS") that I am subject to backup withholding as a result of a failure to report all interest or dividends, or (c) the IRS has notified me that I am no longer subject to backup withholding.

Certificate Instructions - You must cross out item (2) above if you have been notified by the IRS that you are currently subject to backup withholding because of under-reporting interest or dividends on your tax return. However, if after being notified by the IRS that you were subject to backup withholding you received another notification from the IRS that you are no longer subject to backup withholding, do not cross out such item (2).

                                   SIGN HERE

 SIGNATURE ______________________________________   DATE ______________________

NOTE: Failure to complete and return this form may result in backup withholding of 30% of the amount of the exchange. Please review the enclosed Guidelines for Certification of Taxpayer Identification Number on Substitute Form W-9 for additional details.

 YOU MUST COMPLETE THE FOLLOWING CERTIFICATE IF YOU CHECKED THE BOX IN PART 3
                          OF THE SUBSTITUTE FORM W-9

            CERTIFICATE OF AWAITING TAXPAYER IDENTIFICATION NUMBER

 I certify under penalties of perjury that a taxpayer identification number has not been issued to me, and either (1) I have mailed or delivered an application to receive a taxpayer identification number to the appropriate Internal Revenue Service Center or Social Security Administration Office or
 (2) I intend to mail or deliver an application in the near future. I understand that if I do not provide a taxpayer identification number by the time of the exchange, 30% of the amount of the New Notes shall be retained and remitted to the Internal Revenue Service as backup withholding.

 SIGNATURE ______________________________________   DATE ______________________